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                                                                    EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Selected Consolidated Financial Data", and "Experts" in the Registration Statement (No. 333-10935) on Form S-4 and related prospectus of United Wisconsin Services, Inc. for the registration of 4,000,000 shares of its common stock and to the use of our report dated April 5, 1996, with respect to the consolidated financial statements of American Medical Security Group, Inc.


                                          ERNST & YOUNG LLP


Milwaukee, Wisconsin
September 13, 1996